UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 04, 2026

Trex Company Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way
Winchester, Virginia		22601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 542-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Zachary C. Lauer as Senior Vice President, Chief Operations Officer

On April 28, 2026 the Board of Directors and the Compensation Committee of Trex Company, Inc. (the Company) appointed Zachary C. Lauer to serve as the Company’s Senior Vice President, Chief Operations Officer effective immediately. As the Senior Vice President, Chief Operations Officer, Mr. Lauer will be responsible for overseeing all aspects of the manufacturing, supply chain, engineering, and R&D functions of the Company.

Mr. Lauer, age 53, joined the Company in 2016. Most recently, he served as Senior Vice President, Supply Chain and Manufacturing since October 23, 2024. Prior to that, he held the roles of Group Vice President, Supply Chain and Manufacturing from June 14, 2024 to October 22, 2024, Group Vice President, Supply Chain from October 25, 2023 until October 21, 2024 and served in multiple leadership positions, including Vice President and Senior Director of the Company. Earlier in his career, Mr. Lauer held numerous senior roles in supply chain, manufacturing, and engineering at Newell-Rubbermaid Company and Federal-Mogul. Mr. Lauer received a Bachelor of Science degree in Aerospace Engineering from the United Stated Military Academy and a Master of Business Administration degree from Villanova University.

There are no family relationships existing between Mr. Lauer and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Lauer or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Lauer and any other persons pursuant to which Mr. Lauer was appointed to such position.

Base Salary Compensation, Cash Incentive and Term Equity Incentives

Mr. Lauer will receive an annual base salary of $493,000, which will be prorated for 2026, and will continue to be a participant in the Company’s Annual Cash Incentive Compensation Program and Long-Term Equity Incentive Compensation Program, as further described in the Company’s Proxy Statement filed March 16, 2026. Mr. Lauer’s target award under the Annual Cash Incentive Compensation Program will be 60% of his annual base salary, however, in the first quarter of 2027 contemporaneously with the payment of cash incentive to other employees, Mr. Lauer’s award shall be pro-rated for time spent in each role during 2026. Additionally, Mr. Lauer’s target award under the Long-Term Equity Incentive Compensation Program will be 135% of his annual base salary.

Change in Control Severance Agreement

The Company and Mr. Lauer entered into the Company’s standard Form of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer (the CIC Agreement) on July 9, 2019. Under this CIC Agreement, if within the period beginning 90 days before and ending two years after a change in control of the Company (as defined in the CIC Agreement), Mr. Lauer’s employment is terminated by the Company (other than For Cause or by reason of death or disability) or if he terminates his employment for Good Reason, Mr. Lauer will be entitled to receive severance benefits as detailed below:

•
a lump sum severance payment equal to 1.5 times the sum of (1) Mr. Lauer’s annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) Mr. Lauer’s target annual cash incentive for the year immediately prior to the year in which the change in control occurs, (b) Mr. Lauer’s target annual cash incentive for the year of the termination of employment, or (c) Mr. Lauer’s actual annual cash incentive for the last fiscal year immediately prior to the year of the termination of employment; and
•
continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though Mr. Lauer had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 18 months or until coverage is obtained from a new employer.

For purpose of the CIC Agreement, “cause” and “good reason” are defined as follows:

•
“Cause” includes Mr. Lauer’s willful or grossly negligent misconduct that is materially injurious to the Company, embezzlement or misappropriation of funds or property of the Company, conviction of a felony or any crime involving fraud, dishonesty, moral turpitude or breach of trust, or willful failure or refusal to devote full business time and attention to the performance of duties.
•
“Good reason” includes a material and adverse change in Mr. Lauer’s status or position with the Company, a 10% or greater reduction in his aggregate base salary and targeted annual incentive other than as part of general reduction in executive compensation, the failure by the Company or any successor to continue in effect any employee benefit plan in which he is participating other than as a result of normal expiration of such plan in accordance with its terms, or the relocation of his office more than 50 miles from the current office and further than his then-current residence.

To receive the payment and benefits under the CIC Agreement, Mr. Lauer must, among other things, execute a customary release and comply with customary restrictive covenants set forth in his agreements with the Company.

Severance Agreement

In addition, the Company and Mr. Lauer entered into the Company’s standard Form of Severance Agreement between Trex Company, Inc. and executive officers other than the Chief Executive Officer (the Severance Agreement) on July 27, 2023 providing for the payment of severance compensation and benefits to him if the Company terminates his employment without Cause or if he resigns for Good Reason. For this purpose, Cause and Good Reason are defined in the same manner as in the CIC Agreement discussed above. Upon such a termination, Mr. Lauer will be entitled to receive the following:

•
a lump-sum cash payment equal to 1 times the sum of (1) Mr. Lauer’s base salary then in effect, plus (2) an amount equal to the greater of (a) Mr. Lauer’s targeted annual cash incentive for the year immediately prior to the year in which his employment terminates, or (b) Mr. Lauer’s actual annual cash incentive earned for the preceding year;
•
continued health and dental plan benefits on the same terms and conditions as though the covered executive had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 12 months or until equivalent coverage is obtained from a new employer; and
•
accelerated vesting of all outstanding long-term equity incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares (at the targeted payment level).

To receive the payment and benefits under the Severance Agreement, Mr. Lauer must, among other things, execute a customary release and comply with customary restrictive covenants set forth in his agreements with the Company.

The foregoing description of Mr. Lauer’s CIC Agreement and Severance Agreement with the Company is qualified in its entirety by reference to the Form of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016 filed on February 21, 2017,the Form of Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2025 filed on August 4, 2025.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Trex held its Annual Meeting of Stockholders on April 28, 2026. Only holders of Trex common stock at the close of business on March 6, 2026 (Record Date) were entitled to vote at the Annual Meeting. As of the Record Date, there were 103,889,031 shares of common stock entitled to vote. A total of 89,603,746 shares of common stock (86.25%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on three proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated March 16, 2026. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Trex stockholders elected four directors to the Board to serve for a three-year term until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Jay M. Gratz	77,422,353	4,146,966	68,616	7,965,811
B. Andrew Rose	80,093,491	1,472,318	72,126	7,965,811
Irene Tasi	80,111,535	1,460,409	65,991	7,965,811
Gerald Volas	74,080,206	7,488,206	69,523	7,965,811

Proposal 2: Trex stockholders approved, on an advisory basis, the compensation of the Company’s executive officers named in the Company’s definitive proxy statement dated March 16, 2026. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
44,939,698	34,703,577	1,994,660	7,965,811

Proposal 3: Trex stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
85,831,316	3,694,637	77,793	—

Item 7.01 Regulation FD Disclosure.

On May 4, 2026, the Company issued a press release announcing the appointment of Mr. Lauer as Senior Vice President Chief Operations Officer. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 4, 2026 announcing the appointment of Zachary C. Lauer as Chief Operations Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date:	May 4, 2026	By:	/s/ Prithvi S. Gandhi
Prithvi S. Gandhi Senior Vice President and Chief Financial Officer